Exhibit 99.1

FOR IMMEDIATE RELEASE NEWS

May 4, 2022 OTCQB: FTCO

FORTITUDE GOLD REPORTS FIRST QUARTER NET INCOME OF $0.11 PER SHARE, MAINTAINS 2022 PRODUCTION OUTLOOK

COLORADO SPRINGS – May 4, 2022 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) reported results for the first quarter ended March 31, 2022, including $15.4 million net sales, $2.6 million net income or $0.11 per share, and a $36.3 million cash balance at quarter end.  The Company produced 9,875 ounces of gold and maintains its 2022 production outlook.  Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and dividend yield.

Q1 2022 FINANCIAL RESULTS AND HIGHLIGHTS

●	$15.4 million net sales
●	$2.6 million net income or $0.11 per share
●	$36.3 million cash balance on March 31, 2022
●	9,875 gold ounces produced
●	2.16 grams per tonne average gold grade mined
●	$75.7 million working capital at March 31, 2022
●	$6.8 million mine gross profit
●	$708 total cash cost after by-product credits per gold ounce sold
●	$848 per ounce total all-in sustaining cost

Overview of Q1 2022 Results

Fortitude Gold sold 8,297 gold ounces at a total cash cost of $708 per ounce (after by-product credits) and an all-in sustaining cost per ounce of $848. Realized metal prices during the quarter averaged $1,863 per ounce gold*.  The Company recorded net income of $2.6 million, or $0.11 per share and maintained substantial cash and cash equivalents at quarter end of $36.3 million. The Company produced 9,875 ounces of gold during the quarter and maintains its 2022 Annual Outlook, targeting 40,000 gold ounces (a range of 36,000 to 40,000 ounces).

“Our first quarter results set a strong tone for the 2022 production year, especially considering the low and high-grade ore stockpiles the operations leaned on during the quarter,” stated Mr. Jason Reid, CEO and President of Fortitude Gold.  “We successfully made the transition from open-pit phase one waste rock removal to open-pit phase two mining by quarter end.  Operations now have access to high-grade pearl zone ore for the next three years with a mine plan that is scheduled to move substantially less waste rock each subsequent year, resulting in lower expected mining costs and greater free cash flow.  This strong future cash flow is expected to replenish our already strong cash treasury as we allocated cash to fund our second mine build located on the Golden Mile property.  This approach should enable us to build our second mine without shareholder dilution, add to mine life longevity, continue to explore our portfolio of properties, pay taxes as a profitable company, and distribute substantial dividends to shareholders with an attractive industry leading yield.”

The following Production Statistics table summarizes certain information about our Isabella Pearl Mine for three months ended March 31, 2022 and 2021:

	Three months ended March 31,
	2022	2021
Ore mined
Ore (tonnes)	253,843	156,222
Gold grade (g/t)	2.16	5.03
Low-grade stockpile
Ore (tonnes)	23,490	—
Gold grade (g/t)	0.44	—
Waste (tonnes)	1,252,524	1,375,199
Metal production (before payable metal deductions)(1)
Gold (ozs.)	9,875	11,536
Silver (ozs.)	16,523	7,133

(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

The following Sales Statistics table summarizes certain information about our Isabella Pearl Mine for three months ended March 31, 2022 and 2021:

	Three months ended March 31,
	2022	2021
Metal sold
Gold (ozs.)	8,297	11,472
Silver (ozs.)	13,928	6,895
Average metal prices realized (1)
Gold ($per oz.)	1,863	1,804
Silver ($per oz.)	23.76	26.23
Precious metal gold equivalent ounces sold
Gold Ounces	8,297	11,472
Gold Equivalent Ounces from Silver	178	100
	8,475	11,572

Total cash cost before by-product credits per gold ounce sold	$748	$550
Total cash cost after by-product credits per gold ounce sold	$708	$534
Total all-in sustaining cost per gold ounce sold	$848	$575

(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales. Provisional sales may remain unsettled from one quarter into the next. Realized prices will therefore vary from average spot metal market prices upon final settlement.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three months ended March 31, 2022 and 2021, its financial condition at March 31, 2022 and December 31, 2021, and its cash flows for the three months ended March 31, 2022 and 2021. The summary data as of March 31, 2022 and for the three months ended March 31, 2022 and 2021 is unaudited; the summary data as of December 31, 2021 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2021, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,305	$40,017
Accounts receivable	18	238
Inventories	42,169	37,550
Prepaid taxes	952	1,289
Prepaid expenses and other current assets	688	2,228
Total current assets	80,132	81,322
Property, plant and mine development, net	37,953	37,226
Operating lease assets, net	—	463
Deferred tax assets	726	509
Other non-current assets	2,925	2,909
Total assets	$121,736	$122,429
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,292	$2,127
Operating lease liabilities, current	—	463
Mining taxes payable	1,462	1,699
Other current liabilities	647	1,022
Total current liabilities	4,401	5,311
Asset retirement obligations	5,120	4,725
Other non-current liabilities	19	45
Total liabilities	9,540	10,081
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 24,024,542 shares outstanding at March 31, 2022 and 23,961,208 shares outstanding at December 31, 2021	240	240
Additional paid-in capital	103,586	103,476
Retained earnings	8,370	8,632
Total shareholders' equity	112,196	112,348
Total liabilities and shareholders' equity	$121,736	$122,429

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2022 and 2021
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended
	March 31,
	2022	2021
Sales, net	$15,361	$20,655
Mine cost of sales:
Production costs	5,781	6,086
Depreciation and amortization	2,778	3,647
Reclamation and remediation	47	29
Total mine cost of sales	8,606	9,762
Mine gross profit	6,755	10,893
Costs and expenses:
General and administrative expenses	1,180	6,160
Exploration expenses	2,514	1,317
Other expense, net	17	37
Total costs and expenses	3,711	7,514
Income before income and mining taxes	3,044	3,379
Mining and income tax expense	426	978
Net income	$2,618	$2,401
Net income per common share:
Basic	$0.11	$0.10
Diluted	$0.11	$0.10
Weighted average shares outstanding:
Basic	23,995,254	23,614,466
Diluted	24,197,423	23,778,014

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2022 and 2021
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net income	$2,618	$2,401
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	2,816	3,677
Stock-based compensation	47	3,125
Deferred taxes	(217)	(27)
Reclamation and remediation accretion	47	—
Other operating adjustments	(18)	17
Changes in operating assets and liabilities:
Accounts receivable	220	(1,514)
Inventories	(2,945)	(1,827)
Prepaid expenses and other current assets	1,540	(180)
Other non-current assets	(16)	(5)
Accounts payable and other accrued liabilities	(122)	1,187
Income and mining taxes payable	100	485
Net cash provided by operating activities	4,070	7,339

Cash flows from investing activities:
Capital expenditures	(4,938)	(104)
Net cash used in investing activities	(4,938)	(104)

Cash flows from financing activities:
Dividends paid	(2,880)	—
Issuance of common stock	—	500
Proceeds from exercise of stock options	63	—
Repayment of loans payable	(21)	(226)
Repayment of capital leases	(6)	(112)
Net cash (used in) provided by financing activities	(2,844)	162

Net (decrease) increase in cash and cash equivalents	(3,712)	7,397
Cash and cash equivalents at beginning of period	40,017	27,774
Cash and cash equivalents at end of period	$36,305	$35,171

Supplemental Cash Flow Information
Income and mining taxes paid	$542	$520
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$(86)	$(47)
Change in estimate for asset retirement costs	$314	$92
Right-of-Use assets acquired through operating lease	$1,100	$—

About Fortitude Gold Corporation

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial dividends. The Company’s Nevada Mining Unit consists of five high-grade gold properties located in the Walker Lane Mineral Belt and a sixth high-grade gold property in west central Nevada. The Isabella Pearl gold mine, located on the Isabella Pearl mineralized trend, is currently in production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.

Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.  In particular, the scope, duration, and impact of the COVID-19 pandemic on mining operations, Company employees, and supply chains as well as the scope, duration and impact of government action aimed at mitigating the pandemic may cause future actual results to differ materially from those expressed or implied by any forward-looking statements.  Also, there can be no assurance that production will continue at any specific rate.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com